EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)
Series 2001-6 Trust
Trust Securities to be Redeemed and Trust to Terminate

CUSIP:  80409 R109
Symbol:  MJH

FOR IMMEDIATE RELEASE:
July 24, 2012

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Bank of America Debenture-Backed Series 2001-6 (the “Trust”) (New York Stock Exchange Ticker Symbol “MJH”), announced today that 100% of the securities held by the Trust will be redeemed by the issuer of the securities, BankAmerica Institutional Capital A on July 25, 2012 at a price of 102.0175% of the principal balance plus accrued interest, following which the Trust will terminate.  Together with a final payment under the swap agreement in relation to the Trust, the aggregate proceeds received by the Trust are expected to be equal to the full unit principal balance.  Distribution of the proceeds of the redemption to holders of the Trust Units will be made in accordance with the provisions of the Trust Agreement on or promptly following the redemption of the underlying securities.

Contact:

Thais Hayum
Vice President
U.S. Bank Corporate Trust Services
MK-IL-SL7C
190 S. LaSalle St. 7th Floor
Chicago, IL 60603
thais.hayum@usbank.com
(312)332-7489 direct